UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
___________________________________________________________________

Date of Report (Date of earliest event reported): December 7, 2007

ZNOMICS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-136372	88-0417389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2611 SW Third Ave., Suite 200 Portland, OR		97201
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (503) 827-5271

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

Matheson Carr-Hilton Labonte, LLP, the independent registered public accounting firm who had been engaged as the principal accountant to audit the Company’s financial statements, was dismissed effective December 7, 2007. On December 7, 2007, the Board of Directors of the Company approved the engagement of Moore & Associates, Chartered, Independent Registered Public Accounting Firm, as the new independent registered public accounting firm.

The decision to change the Company’s independent registered public accounting firm from Matheson Carr-Hilton Labonte, LLP, to Moore & Associates, Chartered, Independent Registered Public Accounting Firm, was approved by the Board of Directors of the Company.

The Matheson Carr-Hilton Labonte, LLP reports on the Corporation’s financial statements for the year ended May 31, 2007 did not contain adverse opinions or disclaimers of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principle.

During the year ended May 31, 2007 and through December 7, 2007, there have been no disagreements with Matheson Carr-Hilton Labonte, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Matheson Carr-Hilton Labonte, LLP, would have caused it to make a reference to the subject matter of the disagreements in its reports on the Corporation’s financial statements for such years. During the year ended May 31, 2007 and through November 28, 2007, there were no “reportable events”, as described in Item 304(a)(1)(v) of Regulation S-K.

The Corporation provided Matheson Carr-Hilton Labonte, LLP a copy of the above disclosure and requested that Matheson Carr-Hilton Labonte, LLP furnish a letter addressed to the Securities and Exchange Commission stating whether or not Matheson Carr-Hilton Labonte, LLP agrees with the statements made above. A copy of the Matheson Carr-Hilton Labonte, LLP letter to the Commission is attached hereto as Exhibit 16.1.

SECTION 5 - Corporate Governance and Management

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 5, 2007, we entered into an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”) with Znomics, Inc., a privately held Delaware corporation (“Znomics Delaware”), and Znomics Acquisition, Inc. (“Acquisition Sub”), our newly formed wholly-owned Nevada subsidiary. In connection with the closing of this merger transaction, Znomics Delaware merged with and into Acquisition Sub (the “Merger”) on November 6, 2007, with the filing of articles of merger with the Nevada and Delaware secretaries of state. Subsequently, on November 6, 2007, we merged with our Acquisition Sub in a short-form merger transaction under Nevada law and, in connection with this short form merger, changed our name to Znomics, Inc., effective November 6, 2007. Prior to the Merger, the Company’s fiscal year end was May 31, and the fiscal year end of Znomics Delaware was December 31.

Accordingly, and following the interpretive guidelines of the Commission, the Company has elected to formally change its fiscal year end to match its accounting predecessor’s fiscal year end. On November 28, 2007, the Board of Directors of the Company acted by unanimous written consent to change the Company’s fiscal year end from May 31 to December 31. As a result of the interpretive guidelines of the Commission mentioned above, no transition report is required in connection with such change in fiscal year end. Accordingly, the Company intends to file an annual report on Form 10-KSB for the year ended December 31, 2007 and subsequently file a quarterly report on Form 10-QSB for the period ended March 31, 2008.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
16.1	Letter re: Changes in Registrant's Certifying Accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 7, 2007	Znomics, Inc.

By: /s/ Kerry D. Rea
Kerry D. Rea
Chief Financial Officer